EXHIBIT 99.1

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                   1140 PEARL STREET, BOULDER, COLORADO 80302


NEWS RELEASE FOR MAY 23, 2006 AT 7:30 AM EDT
CONTACTS FOR INCENTRA SOLUTIONS:
    Allen & Caron Inc.                           Incentra Solutions, Inc.
    Jill Bertotti (investors)                    Paul McKnight
    jill@allencaron.com                          Chief Financial Officer
    -------------------
    Len Hall (financial media)                   pmcknight@incentrasolutions.com
                                                 -------------------------------
    len@allencaron.com                           (303) 449-8279
    ------------------
    (949) 474-4300

                     INCENTRA SOLUTIONS ANNOUNCES FINANCING
                         LED BY INSIDERS AND MANAGEMENT

              INITIAL TRAUNCH OF CONVERTIBLE NOTE FINANCING CLOSES

BOULDER, CO, MAY 23, 2006 - Incentra Solutions, Inc. (OTCBB: ICNS), a provider of complete IT and storage management solutions to enterprises, managed service providers and broadcasters worldwide, today announced that is has closed on the first $1 million of a short-term convertible note financing. This initial traunch was led by one of Incentra's directors, members of senior management and other insiders. The Company expects additional funds from the financing to be invested by one or more institutional investors, and believes that any additional traunches should close within 30 days.

Chairman and CEO Thomas P. Sweeney said that the proceeds of the financing will provide additional working capital to be used to fund the Company's operations.

"Management is investing directly because we strongly believe in the future of the Company," Sweeney said. "It is clear to us that the results of the last several quarters have proven we are generating the synergies we expected from our acquisition strategy, and we consider Incentra to be a solid investment. Our revenues have more than doubled year over year, and the companies we have acquired are now selling a range of higher-end storage solutions, which is driving growth in professional services sales, and increased sales of recurring services including First Call, Enhanced First Call, GridManage and GridComplete."

The one-year, unsecured convertible notes carry an annual interest rate of 12 percent, with principal and interest being payable at maturity. The notes are convertible into unregistered shares of the Company's common stock at $1.40 per share, and Incentra can call for the conversion of the principal and interest due under the notes at anytime, subject to a prepayment penalty. The Company can also prepay the principal and interest due under the notes at any time, in cash or shares of its common stock, subject to a prepayment penalty. Purchasers of the notes also receive Warrants to purchase unregistered shares of the Company's common stock for a period of 5 years, at an exercise price of $1.40 per share. In connection with the $1 million of proceeds received, the Company issued warrants to purchase a total of 227,368 shares of its common stock. Concurrently with the funding, the Company granted the purchasers of the notes certain registration rights commencing May 19, 2007.

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INCENTRA SOLUTIONS ANNOUNCES FINANCING LED BY INSIDERS AND MANAGEMENT
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ABOUT INCENTRA SOLUTIONS, INC.

Incentra Solutions, Inc. (www.incentrasolutions.com, OTCBB:ICNS) is a provider of complete IT & storage management solutions to enterprises, managed service providers and broadcasters worldwide. Incentra's complete solution includes professional services, hardware & software products with first call support, IT outsourcing solutions and financing options. To the broadcast market, Incentra delivers complete digital archive management and transcoding solutions built on its IT and storage expertise and offerings.

INCENTRA SOLUTIONS FORWARD LOOKING STATEMENTS
CERTAIN INFORMATION DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON REASONABLE ASSUMPTIONS AT THE TIME MADE, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO UNPREDICTABLE AND UNANTICIPATED RISKS, TRENDS AND UNCERTAINTIES SUCH AS THE COMPANY'S INABILITY TO ACCURATELY FORECAST ITS OPERATING RESULTS; THE COMPANY'S POTENTIAL INABILITY TO ACHIEVE PROFITABILITY OR GENERATE POSITIVE CASH FLOW; THE AVAILABILITY OF FINANCING; AND OTHER RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE SHOULD BE MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL REPORTS ON FORM 10-KSB, QUARTERLY REPORTS ON FORM 10-QSB AND CURRENT REPORTS ON FORM 8-K. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR SUPPLEMENT FORWARD-LOOKING STATEMENTS THAT BECOME UNTRUE BECAUSE OF SUBSEQUENT EVENTS.